Exhibit 5.1

RELIANT ENERGY PLAZA 1000 Main Street, 36th Floor Houston, Texas 77002 Telephone {713} 226-6000 Telecopier {713} 228-1331 porterhedges.com

February 13, 2009

Cadence Financial Corporation

301 East Main Street

Starkville, Mississippi 39759

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Cadence Financial Corporation, a Mississippi corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the following securities:

(i)	common stock, $0.001 par value per share, of the Company (the “Common Stock”);

(ii)	preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock to be issued and sold by the Company, the “Company Shares”);

(iii)	senior debt securities of the Company (the “Senior Debt Securities”);

(iv)	subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

(v)	warrants of the Company to purchase Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”),

all of which may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000. In addition to the foregoing, there are being registered under the Registration Statement, a warrant to acquire 1,145,833 shares of the Common Stock and 1,145,833 shares of the Common Stock underlying such warrant (together, the “Selling Securityholder Securities”) that may be sold by certain securityholders of the Company (the “Selling Securityholders”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Senior Debt Securities may be issued pursuant to a senior indenture between the Company and a trustee to be named in such indenture; and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company and a trustee to be named in such indenture (collectively, the “Indentures”). Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

We are acting as counsel for the Company in connection with the registration for sale by the Company of the Company Shares, the Debt Securities, and the Warrants, and the registration for resale by the Selling Securityholders of the Selling Securityholder Securities. We have examined signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

With respect to our opinion expressed in paragraph 2 below, we have assumed that the applicable Indenture will be duly authorized, executed and delivered by the trustee, and that the trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and that the trustee or an authenticating agent for the trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture. We have also assumed that the applicable Indenture will be the valid and binding obligation of the trustee and will be enforceable against the trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture.

With respect to our opinion expressed in paragraph 3 below, we have assumed that the Warrant Agreement will be duly authorized, executed and delivered by the warrant agent, and that the warrant agent will have all requisite power and authority to effect the transactions contemplated by such Warrant Agreement, and that the warrant agent will duly countersign the Warrants pursuant to the Warrant Agreement. We have also assumed that the Warrant Agreement will be the valid and binding obligation of the warrant agent and will be enforceable against the warrant agent in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the Warrant Agreement.

Our opinion expressed in paragraph 4 below, insofar as it relates to the Selling Securityholder Securities being fully paid, is based solely on an officer’s certificate of the Company, executed and delivered to us by an executive officer of the Company, confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; (iv) general equitable principles; and (v) applicable usury laws. We express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision requiring the payment of interest on overdue interest.

We also express no opinion herein as to any provision of any agreement (a) that may be deemed to or construed to waive any right of the Company; (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (d) that is in violation of public policy; (e) relating to indemnification and contribution with respect to securities law matters; (f) which provides that the terms of any agreement may not be waived or modified except in writing; (g) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (h) requiring the payment of penalties, consequential damages or liquidated damages; or (i) relating to choice of law or consent to jurisdiction.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the federal laws of the United States of America. As to any opinions below relate to matters of Mississippi law, you are advised that we have relied upon the opinion of Watkins Ludlam Winter & Stennis, P.A., as our Mississippi counsel, which opinion is dated as of the date hereof and attached hereto as Exhibit A.

We assume that appropriate action will be taken prior to the offer and sale of the Company Shares, the Debt Securities, the Warrants and the Selling Securityholder Securities to register and qualify the Company Shares, the Debt Securities, the Warrants and the Selling Securityholder Securities under all applicable state securities “blue sky” laws.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Company Shares, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Company Shares have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Company Shares have been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Company Shares, the Company Shares will be validly issued, fully paid and nonassessable.

2. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Indenture has been duly authorized, executed and delivered, (iv) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. The Selling Securityholder Securities have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Company Shares, Debt Securities, Warrants and Selling Securityholder Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that this Firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Porter & Hedges, L.L.P.

PORTER & HEDGES, L.L.P.

Exhibit A

[LETTERHEAD OF WATKINS LUDLAM WINTER & STENNIS, P.A.]

February 13, 2009

Cadence Financial Corporation

301 East Main Street

Starkville, Mississippi 39759

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Cadence Financial Corporation, a Mississippi corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the following securities:

(vi)	common stock, $0.001 par value per share, of the Company (the “Common Stock”);

(vii)	preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock to be issued and sold by the Company, the “Company Shares”);

(viii)	senior debt securities of the Company (the “Senior Debt Securities”);

(ix)	subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

(x)	warrants of the Company to purchase Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”),

all of which may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000. In addition to the foregoing, there are being registered under the Registration Statement, a warrant to acquire 1,145,833 shares of the Common Stock and 1,145,833 shares of the Common Stock underlying such warrant (together, the “Selling Securityholder Securities”) that may be sold by certain securityholders of the Company (the “Selling Securityholders”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Senior Debt Securities may be issued pursuant to a senior indenture between the Company and a trustee to be named in such indenture; and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company and a trustee to be named in such indenture (collectively, the “Indentures”). Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

We are acting as counsel for the Company in connection with the registration for sale by the Company of the Company Shares, the Debt Securities, and the Warrants, and the registration for resale by the Selling Securityholders of the Selling Securityholder Securities. We have examined signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

With respect to our opinion expressed in paragraph 2 below, we have assumed that the applicable Indenture will be duly authorized, executed and delivered by the trustee, and that the trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and that the trustee or an authenticating agent for the trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture. We have also assumed that the applicable Indenture will be the valid and binding obligation of the trustee and will be enforceable against the trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture.

With respect to our opinion expressed in paragraph 3 below, we have assumed that the Warrant Agreement will be duly authorized, executed and delivered by the warrant agent, and that the warrant agent will have all requisite power and authority to effect the transactions contemplated by such Warrant Agreement, and that the warrant agent will duly countersign the Warrants pursuant to the Warrant Agreement. We have also assumed that the Warrant Agreement will be the valid and binding obligation of the warrant agent and will be enforceable against the warrant agent in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the Warrant Agreement.

Our opinion expressed in paragraph 4 below, insofar as it relates to the Selling Securityholder Securities being fully paid, is based solely on an officer’s certificate of the Company, executed and delivered to us by an executive officer of the Company, confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; (iv) general equitable principles; and (v) applicable usury laws. We express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision requiring the payment of interest on overdue interest.

We also express no opinion herein as to any provision of any agreement (a) that may be deemed to or construed to waive any right of the Company; (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (d) that is in violation of public policy; (e) relating to indemnification and contribution with respect to securities law matters; (f) which provides that the terms of any agreement may not be waived or modified except in writing; (g) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (h) requiring the payment of penalties, consequential damages or liquidated damages; or (i) relating to choice of law or consent to jurisdiction.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Mississippi.

We assume that appropriate action will be taken prior to the offer and sale of the Company Shares, the Debt Securities, the Warrants and the Selling Securityholder Securities to register and qualify the Company Shares, the Debt Securities, the Warrants and the Selling Securityholder Securities under all applicable state securities “blue sky” laws.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Company Shares, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Company Shares have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Company Shares have been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Company Shares, the Company Shares will be validly issued, fully paid and nonassessable.

2. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Indenture has been duly authorized, executed and delivered, (iv) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. The Selling Securityholder Securities have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Company Shares, Debt Securities, Warrants and Selling Securityholder Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that this Firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Watkins Ludlam Winter & Stennis, P.A.

WATKINS LUDLAM WINTER & STENNIS, P.A.